Exhibit 99.3

Discussion and

Reconciliation of Non-

GAAP Financial Measures

December 31, 2017

(Unaudited)

Definitions

Adjusted Fixed Charge Coverage  Adjusted EBITDA divided by Fixed Charges. Adjusted Fixed Charge Coverage is a supplemental measure of liquidity and the Company’s ability to meet its interest payments on outstanding debt and pay dividends to its preferred stockholders, if applicable. The Company’s various debt agreements contain covenants that require the Company to maintain ratios similar to Adjusted Fixed Charge Coverage, and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain debt instruments of the Company. Adjusted Fixed Charge Coverage is subject to the same limitations and qualifications as Adjusted EBITDA and Fixed Charges.
Consolidated Debt The carrying amount of bank line of credit and term loans (if applicable), senior unsecured notes, mortgage debt and other debt, as reported in the Company’s consolidated financial statements.
Consolidated Gross Assets The carrying amount of total assets, excluding investments in and advances to the Company’s unconsolidated JVs, after adding back accumulated depreciation and amortization, as reported in the Company’s consolidated financial statements. Consolidated Gross Assets is a supplemental measure of the Company’s financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze its leverage and to compare its leverage to that of other companies.
Consolidated Secured Debt  Mortgage and other debt secured by real estate, as reported in the Company’s consolidated financial statements.
EBITDA and Adjusted EBITDA  Earnings before interest, taxes, depreciation and amortization for the Company. Adjusted EBITDA is defined as EBITDA excluding impairments (recoveries), gains or losses from real estate dispositions, transaction-related items, loss on debt extinguishments, severance-related charges, litigation provision, gain upon consolidation of JV, casualty-related charges (recoveries) and foreign currency exchange gains (losses). The Company considers EBITDA and Adjusted EBITDA important supplemental measures to net income (loss) because they provide an additional manner in which to evaluate the Company’s operating performance. Net income (loss) is the most directly comparable U.S. generally accepted accounting principles (“GAAP”) measure to EBITDA and Adjusted EBITDA.
Financial Leverage Total Debt divided by Total Gross Assets. Financial Leverage is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The Company’s pro rata share information is calculated by applying its actual ownership percentage for the period and excludes debt funded by the Company to its JVs. The ratio of Consolidated Debt to Consolidated Gross Assets is the most directly comparable GAAP measure to Financial Leverage. The Company’s pro rata share of total debt from the Company’s unconsolidated JVs is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Fixed Charges Total interest expense plus capitalized interest plus preferred stock dividends (if applicable). Fixed Charges is a supplemental measure of the Company’s interest payments on outstanding debt and dividends to preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. Fixed Charges is subject to limitations and qualifications, as, among other things, it does not include all contractual obligations.
Funds Available for Distribution (“FAD”) FAD is defined as FFO as adjusted after excluding the impact of the following: (i) amortization of deferred compensation expense, (ii) amortization of deferred financing costs, net, (iii) straight-line rents, (iv) amortization of acquired market lease intangibles, net, (v) non-cash interest and depreciation related to DFLs and lease incentive amortization (reduction of straight-line rents) and (vi) deferred revenues, excluding amounts amortized into rental income that are associated with tenant funded improvements owned/recognized by us and up-front cash payments made by tenants to reduce their contractual rents. Also, FAD: (i) is computed after deducting recurring capital expenditures, including leasing costs and second generation tenant and capital improvements, and (ii) includes lease restructure payments and adjustments to compute the Company’s share of FAD from its unconsolidated joint ventures and those related to CCRC non-refundable entrance fees. Adjustments for joint ventures are calculated to reflect the Company’s pro-rata share of both its consolidated and unconsolidated joint ventures. The Company reflects its share of FAD for unconsolidated joint ventures by applying its actual ownership percentage for the period to the applicable reconciling items on an entity by entity basis. The Company reflects its share for consolidated joint ventures in which it does not own 100% of the equity by adjusting its FAD to remove the third party ownership share of the applicable reconciling items based on actual ownership percentage for the applicable periods (see FFO below for further disclosure regarding our use of pro-rata share information and its limitations). Other REITs or real estate companies may use different methodologies for calculating FAD, and accordingly, the Company’s FAD may not be comparable to those reported by other REITs. Although the Company’s FAD computation may not be comparable to that of other REITs, management believes FAD provides a meaningful supplemental measure of the Company’s performance and is frequently used by analysts, investors, and other interested parties in the evaluation of the Company’s performance as a REIT. The Company believes FAD is an alternative run-rate earnings measure that improves the understanding of its operating results among investors and makes comparisons with: (i) expected results, (ii) results of previous periods and (iii) results among REITS more meaningful. FAD does not represent cash generated from operating activities determined in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs as it excludes the following items which generally flow through the Company’s cash flows from operating activities: (i) adjustments for changes in working capital or the actual timing of the payment of income or expense items that are accrued in the period, (ii) transaction-related costs, (iii) litigation settlement expenses, (iv) severance-related expenses and (v) actual cash receipts from interest income recognized on loans receivable (in contrast to our FAD adjustment to exclude non-cash interest and depreciation related to our investments in direct

2

Definitions

financing leases). Furthermore, FAD is adjusted for recurring capital expenditures, which are generally not considered when determining cash flows from operations or liquidity. FAD is a non-GAAP supplemental financial measure and should not be considered as an alternative to net income (loss) determined in accordance with GAAP.
Funds From Operations (“FFO”), FFO as adjusted and Comparable FFO as adjusted The Company believes FFO applicable to common shares, diluted FFO applicable to common shares, and diluted FFO per common share are important supplemental non-GAAP measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets utilizes straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative. The term FFO was designed by the REIT industry to address this issue.
FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is net income (loss) applicable to common shares (computed in accordance with GAAP), excluding gains or losses from sales of depreciable property, including any current and deferred taxes directly associated with sales of depreciable property, impairments of, or related to, depreciable real estate, plus real estate and other depreciation and amortization, and adjustments to compute the Company’s share of FFO and FFO as adjusted (see below) from joint ventures. Adjustments for joint ventures are calculated to reflect the Company’s pro-rata share of both our consolidated and unconsolidated joint ventures. The Company reflects its share of FFO for unconsolidated joint ventures by applying its actual ownership percentage for the period to the applicable reconciling items on an entity by entity basis. For consolidated joint ventures in which it does not own 100%, the Company reflects its share of the equity by adjusting its FFO to remove the third party ownership share of the applicable reconciling items based on actual ownership percentage for the applicable periods. The Company’s pro-rata share information is prepared on a basis consistent with the comparable consolidated amounts, is intended to reflect its proportionate economic interest in the operating results of properties in our portfolio and is calculated by applying its actual ownership percentage for the period. The Company does not control the unconsolidated joint ventures, and the pro-rata presentations of reconciling items included in FFO (see above) do not represent its legal claim to such items. The joint venture members or partners are entitled to profit or loss allocations and distributions of cash flows according to the joint venture agreements, which provide for such allocations generally according to their invested capital. See Total NOI below for further discussion regarding the use of pro-rata share information and its limitations.
FFO does not represent cash generated from operating activities in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income (loss). The Company computes FFO in accordance with the current NAREIT definition; however, other REITs may report FFO differently or have a different interpretation of the current NAREIT definition from the Company’s.
In addition, the Company presents FFO before the impact of non-comparable items including, but not limited to, transaction-related items, impairments (recoveries) of non-depreciable assets, severance and related charges, prepayment costs (benefits) associated with early retirement or payment of debt, litigation costs, casualty-related charges (recoveries), foreign currency remeasurement losses (gains) and changes in tax legislation (“FFO as adjusted”). Transaction-related items include transaction expenses and gains/charges incurred as a result of mergers and acquisitions and lease amendment or termination activities. Prepayment costs (benefits) associated with early retirement of debt include the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of debt. Management believes that FFO as adjusted provides a meaningful supplemental measurement of the Company’s FFO run-rate and is frequently used by analysts, investors and other interested parties in the evaluation of our performance as a REIT. At the same time that NAREIT created and defined its FFO measure for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” The Company believes stockholders, potential investors and financial analysts who review our operating performance are best served by an FFO run-rate earnings measure that includes certain other adjustments to net income (loss), in addition to adjustments made to arrive at the NAREIT defined measure of FFO. FFO as adjusted is used by management in analyzing our business and the performance of the Company’s properties, and management believes it is important that stockholders, potential investors and financial analysts understand this measure used by management. The Company uses FFO as adjusted to: (i) evaluate our performance in comparison with expected results and results of previous periods, relative to resource allocation decisions, (ii) evaluate the performance of its management, (iii) budget and forecast future results to assist in the allocation of resources, (iv) assess its performance as compared with similar real estate companies and the industry in general and (v) evaluate how a specific potential investment will impact its future results. Other REITs or real estate companies may use different methodologies for calculating an adjusted FFO measure, and accordingly, the Company’s FFO as adjusted may not be comparable to those reported by other REITs.
In addition, the Company presents Comparable FFO as adjusted, which excludes FFO as adjusted from Quality Care Properties, Inc. (“QCP”) and interest expense related to debt repaid using proceeds from the spin-off, assuming these transactions occurred at the beginning of the period presented. Comparable FFO as adjusted allows management to evaluate the performance of the Company’s remaining real estate portfolio following the completion of the QCP spin-off (the "Spin-Off").
Investment Represents: (i) the carrying amount of real estate assets and intangibles, after adding back accumulated depreciation and amortization less the value attributable to refundable Entrance Fee liabilities; and (ii) the carrying amount of DFLs and Debt Investments. Investment excludes land held for development. Investment also includes the Company’s pro rata share of the real

3

Definitions

estate assets and intangibles held in the Company’s unconsolidated JVs, presented on the same basis. The Company’s pro rata share information is calculated by applying its actual ownership percentage for the period.
Net Debt Total Debt less the carrying amount of cash and cash equivalents as reported in the Company’s consolidated financial statements and the Company’s pro rata share of cash and cash equivalents from the Company’s unconsolidated JVs. The Company’s pro rata share information is calculated by applying its actual ownership percentage for the period. Consolidated Debt is the most directly comparable GAAP measure to Net Debt. Net Debt is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies.
Net Debt to Adjusted EBITDA Net Debt divided by Adjusted EBITDA is a supplemental measure of the Company’s ability to decrease its debt. Because the Company may not be able to use its cash to reduce its debt on a dollar-for-dollar basis, this measure may have material limitations.
Net Operating Income from Continuing Operations (“NOI”) and Cash NOI NOI and Cash NOI are non-GAAP supplemental financial measures used to evaluate the operating performance of real estate. NOI is defined as rental and related revenues, including tenant recoveries, resident fees and services, and income from DFLs, less property level operating expenses; NOI excludes all other financial statement amounts included in net income (loss). Management believes NOI provides relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis. Cash NOI is calculated as NOI after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, termination fees and the impact of deferred community fee income and expense. The adjustments to NOI and resulting Adjusted NOI for SHOP for prior periods presented have been restated to conform to the current period presentation which excludes the impact of deferred community fee income and expense, resulting in recognition as cash is received and expenses are paid. Cash NOI is oftentimes also referred to as “Adjusted NOI.” The Company uses NOI and Cash NOI to make decisions about resource allocations, to assess and compare property level performance, and to evaluate its same property portfolio (“SPP”), as described below. The Company believes that net income (loss) is the most directly comparable GAAP measure to NOI. NOI should not be viewed as an alternative measure of operating performance to net income (loss) as defined by GAAP since it does not reflect various excluded items. Further, the Company’s definition of NOI may not be comparable to the definition used by other REITs or real estate companies, as they may use different methodologies for calculating NOI.
Operating expenses generally relate to leased medical office and life science properties and senior housing RIDEA properties. The Company generally recovers all or a portion of its leased medical office and life science property expenses through tenant recoveries. The Company presents expenses as operating or general and administrative based on the underlying nature of the expense.
Revenue Per Occupied Room ("REVPOR") SHOP REVPOR SHOP is a non-GAAP supplemental financial measure used to evaluate the revenue-generating capacity and profit potential of its SHOP assets independent of fluctuating occupancy rates. It is also used in comparison against industry and competitor statistics, if known, to evaluate the quality of the Company's SHOP assets. REVPOR SHOP represents the three-month average REVPOR for the most recent calendar quarter available weighted to reflect the Company's share. REVPOR SHOP excludes newly completed assets under lease-up, assets sold, acquired or transitioned to a new operating structure (such as triple-net to SHOP) during the relevant period, assets in redevelopment, and assets that experienced a casualty event that significantly impacted operations.
Same Property Portfolio SPP NOI and Cash NOI information allows the Company to evaluate the performance of its property portfolio under a consistent population by eliminating changes in the composition of its consolidated portfolio of properties. SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis. SPP NOI for properties that undergo a change in ownership is reported based on the current ownership percentage.
Properties are included in SPP once they are stabilized for the full period in both comparison periods. Newly acquired operating assets are generally considered stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. Properties that experience a change in reporting structure, such as a transition from a triple-net lease to a RIDEA reporting structure, are considered stabilized after 12 months in operations under a consistent reporting structure. A property is removed from SPP when it is classified as held for sale, sold, placed into redevelopment, experiences a casualty event that significantly impacts operations or changes its reporting structure (such as triple-net to SHOP).
Secured Debt Ratio Total Secured Debt divided by Total Gross Assets. Secured Debt Ratio is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The ratio of Consolidated Secured Debt to Consolidated Gross Assets is the most directly comparable GAAP measure to Secured Debt Ratio. The Company’s pro rata share information is calculated by applying its actual ownership percentage for the period and excludes debt funded by the Company to its JVs. The Company’s pro rata share of Total Secured Debt from the Company’s unconsolidated JVs is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Segments The Company’s portfolio is comprised of investments in the following healthcare segments: (i) senior housing triple-net, (ii) senior housing operating portfolio (“SHOP”), (iii) life science (iv) medical office and (v) other non-reportable segments (“Other”).

4

Definitions

Total Cash Operating Expenses Consolidated cash operating expenses plus the Company’s pro rata share of cash operating expenses from its unconsolidated JVs. Total cash operating expenses represents property level operating expenses after eliminating the effects of straight-line rents, lease termination fees and the impact of deferred community fee expense. Total cash operating expenses is a supplemental measure used to evaluate the operating performance of its real estate. The Company’s pro rata share information is calculated by applying its actual ownership percentage for the period. The Company does not control the unconsolidated joint ventures, and the pro-rata presentations of cash operating expenses do not represent its legal obligation to such items. The joint venture members or partners are entitled to profit or loss allocations and distributions of cash flows according to the joint venture agreements, which provide for such allocations generally according to their invested capital.
Total Cash Rental and Operating Revenues Consolidated cash rental and operating revenue plus the Company’s pro rata share of cash rental and operating revenue from its unconsolidated JVs. Total cash rental and operating revenue represents rental and related revenues, tenant recoveries, resident fees and services and income from DFLs after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, non-refundable entrance fees, net of entrance fee amortization, lease termination fees and the impact of deferred community fee income. Total cash rental and operating revenue is a supplemental measure used to evaluate the operating performance of its real estate. The Company’s pro rata share information is calculated by applying its actual ownership percentage for the period. The Company does not control the unconsolidated joint ventures, and the pro-rata presentations of cash rental and operating revenue do not represent its legal claim to such items. The joint venture members or partners are entitled to profit or loss allocations and distributions of cash flows according to the joint venture agreements, which provide for such allocations generally according to their invested capital.
Total Debt Consolidated Debt plus the Company’s pro rata share of total debt from the Company’s unconsolidated JVs. Total Debt is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The Company’s pro rata share information is calculated by applying its actual ownership percentage for the period and excludes debt funded by the Company to its JVs. The Company’s pro rata share of Total Debt from the Company’s unconsolidated JVs is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Total Gross Assets Consolidated Gross Assets plus the Company’s pro rata share of total assets from the Company’s unconsolidated JVs, after adding back accumulated depreciation and amortization. Total Gross Assets is a supplemental measure of the Company’s financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The Company’s pro rata share information is calculated by applying its actual ownership percentage for the period.
Total Net Operating Income from Continuing Operations (“NOI”) and Total Cash NOI Total NOI and Total Cash NOI are non-GAAP supplemental financial measures used to evaluate the operating performance of real estate. The Company includes NOI and Cash NOI from properties from its consolidated portfolio (see NOI and Cash NOI definitions above), as well as its pro-rata share of properties owned by its unconsolidated joint ventures in its Total NOI and Total Cash NOI. The Company believes providing this information assists investors and analysts in estimating the economic interest in its total portfolio of real estate. The Company’s pro-rata share information is prepared on a basis consistent with the comparable consolidated amounts, is intended to reflect its proportionate economic interest in the operating results of properties in its portfolio and is calculated by applying its actual ownership percentage for the period. The Company does not control the unconsolidated joint ventures, and the pro-rata presentations of revenues and expenses included in Total NOI do not represent our legal claim to such items. The joint venture members or partners are entitled to profit or loss allocations and distributions of cash flows according to the joint venture agreements, which provide for such allocations generally according to their invested capital.
The presentation of pro-rata information has limitations, which include, but are not limited to, the following (i) the amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent the Company’s legal claim to the assets and liabilities, or the revenues and expenses and (ii) other companies in our industry may calculate their pro-rata interest differently, limiting the usefulness as a comparative measure. Because of these limitations, the pro-rata financial information should not be considered independently or as a substitute for the Company’s financial statements as reported under GAAP. The Company compensates for these limitations by relying primarily on its GAAP financial statements, using the pro-rata financial information as a supplement.
Total Rental and Operating Revenues Consolidated rental and operating revenue plus the Company’s pro rata share of rental and operating revenue from its unconsolidated JVs. Total rental and operating revenue is a supplemental measure used to evaluate the operating performance of its real estate. The Company’s pro rata share information is calculated by applying its actual ownership percentage for the period. The Company does not control the unconsolidated joint ventures, and the pro-rata presentations of rental and operating revenue do not represent its legal claim to such items. The joint venture members or partners are entitled to profit or loss allocations and distributions of cash flows according to the joint venture agreements, which provide for such allocations generally according to their invested capital.
Total Operating Expenses Consolidated operating expenses plus the Company’s pro rata share of operating expenses from its unconsolidated JVs. Total operating expenses is a supplemental measure used to evaluate the operating performance of its real estate. The Company’s pro rata share information is calculated by applying its actual ownership percentage for the period. The Company does not control the unconsolidated joint ventures, and the pro-rata presentations of operating expenses do not represent

5

Definitions

its legal obligation to such items. The joint venture members or partners are entitled to profit or loss allocations and distributions of cash flows according to the joint venture agreements, which provide for such allocations generally according to their invested capital.
Total SPP Total SPP NOI and Total SPP Cash NOI information allows the Company to evaluate the performance of its property portfolio under a consistent population by eliminating changes in the composition of our total portfolio of properties. The Company includes properties from its consolidated portfolio (see SPP above for definition), as well as properties owned by its unconsolidated joint ventures in Total SPP NOI and Total SPP Cash NOI (see Total NOI above for further discussion regarding the Company's use of pro-rata share information and its limitations).
Total Secured Debt Consolidated Secured Debt plus the Company’s pro rata share of mortgage debt from the Company’s unconsolidated JVs. Total Secured Debt is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The Company’s pro rata share information is calculated by applying its actual ownership percentage for the period and excludes debt funded by the Company to its JVs. The Company’s pro rata share of total debt from the Company’s unconsolidated JVs is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.

6

Reconciliations
In thousands, except per share data

Funds From Operations

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017		2016
Net income (loss) applicable to common shares	$(59,298)	$58,440	$413,013		$626,549
Real estate related depreciation and amortization	136,833	147,415	534,726		572,998
Real estate related depreciation and amortization on unconsolidated joint ventures	12,347	12,696	60,058		49,043
Real estate related depreciation and amortization on noncontrolling interests and other	(3,425)	(5,317)	(15,069)		(21,001)
Other depreciation and amortization	1,646	2,998	9,364		11,919
Loss (gain) on sales of real estate, net	(33,789)	(45,093)	(356,641)		(164,698)
Loss (gain) on sales of real estate, net on unconsolidated joint ventures	(1,430)	(16,118)	(1,430)		(16,332)
Loss (gain) on sales of real estate, net on noncontrolling interests	—	226	—		224
Taxes associated with real estate dispositions(1)	—	7,017	(5,498)		60,451
Impairments (recoveries) of real estate, net	—	—	22,590		—
FFO applicable to common shares	$52,884	$162,264	$661,113		$1,119,153
Distributions on dilutive convertible units	—	—	—		8,732
Diluted FFO applicable to common shares	$52,884	$162,264	$661,113		$1,127,885
Weighted average shares used to calculate diluted FFO per common share	469,388	468,210	468,935		471,566
Impact of adjustments to FFO:
Transaction-related items(2)	$60,100	$62,016	$62,576		$96,586
Other impairments (recoveries), net(3)	84,374	—	92,900		—
Severance and related charges(4)	1,111	2,501	5,000		16,965
Loss on debt extinguishments(5)	—	46,020	54,227		46,020
Litigation costs(6)	8,130	3,081	15,637		3,081
Casualty-related charges (recoveries), net	2,039	—	10,964		—
Foreign currency remeasurement losses (gains)	(58)	318	(1,043)		585
Tax rate legislation impact(7)	17,028	—	17,028		—
	$172,724	$113,936	$257,289		$163,237
FFO as adjusted applicable to common shares	$225,608	$276,200	$918,402		$1,282,390
Distributions on dilutive convertible units and other	(98)	2,315	6,657		12,849
Diluted FFO as adjusted applicable to common shares	$225,510	$278,515	$925,059		$1,295,239
Weighted average shares used to calculate diluted FFO as adjusted per common share	469,388	474,318	473,620		473,340
FFO as adjusted from QCP	$—	$26,948	$—		$328,341
Diluted Comparable FFO as adjusted applicable to common shares(8)	$225,510	$251,567	$925,059		$966,898
Diluted earnings per common share	$(0.13)	$0.12	$0.88		$1.34
Depreciation and amortization	0.29	0.32	1.13		1.21
Depreciation and amortization on unconsolidated joint ventures	0.03	0.03	0.13		0.10
Depreciation and amortization on noncontrolling interests and other	(0.01)	(0.01)	(0.03)		(0.04)
Other depreciation and amortization	—	0.01	0.02		0.03
Loss (gain) on sales of real estate, net	(0.07)	(0.10)	(0.76)		(0.35)
Loss (gain) on sales of real estate, net on unconsolidated joint ventures	—	(0.03)	—		(0.03)
Taxes associated with real estate dispositions(1)	—	0.01	(0.01)		0.13
Impairments (recoveries) of real estate, net	—	—	0.05		—
Diluted FFO per common shares	$0.11	$0.35	$1.41		$2.39
Transaction-related items(2)	0.13	0.13	0.13		0.20
Other impairments (recoveries), net(3)	0.18	—	0.20		—
Severance and related charges(4)	—	—	0.01		0.04
Loss on debt extinguishments(5)	—	0.10	0.11		0.10
Litigation costs(6)	0.02	0.01	0.03		0.01
Casualty-related charges (recoveries), net	—	—	0.02		—
Tax rate legislation impact(7)	0.04	—	0.04	—	—
FFO as adjusted applicable to common shares	$0.48	$0.59	$1.95		$2.74
FFO as adjusted from QCP per common share	—	(0.06)	—		(0.70)
Diluted Comparable FFO as adjusted per common share(8)	$0.48	$0.53	$1.95		$2.04

7

Reconciliations
Dollars in thousands

Funds Available for Distribution

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
FFO as adjusted applicable to common shares	$225,608	$276,200	$918,402	$1,282,390
Amortization of deferred compensation(9)	3,180	2,687	13,510	15,581
Amortization of deferred financing costs	3,428	4,416	14,569	20,014
Straight-line rents	(5,881)	(5,980)	(23,933)	(27,560)
FAD capital expenditures(10)	(44,272)	(27,231)	(124,176)	(93,407)
Lease restructure payments	305	2,124	1,470	16,604
CCRC entrance fees(11)	6,949	4,763	21,385	21,287
Deferred income taxes(12)	(4,967)	(4,714)	(15,490)	(13,692)
Other FAD adjustments	(1,747)	(1,014)	(2,017)	(5,521)
FAD applicable to common shares	$182,603	$251,251	$803,720	$1,215,696
Distributions on dilutive convertible units	—	2,466	—	13,088
Diluted FAD applicable to common shares	$182,603	$253,717	$803,720	$1,228,784
______________________________________

(1)
For the year ended December 31, 2017, represents income tax benefit associated with the disposition of real estate assets in our RIDEA II transaction. For the year ended December 31, 2016, represents income tax expense associated with the state built-in gain tax payable upon the disposition of specific real estate assets, of which $49 million relates to the HCRMC real estate portfolio.

(2)
For the three months and year ended December 31, 2017, includes $55 million of net non-cash charges related to the right to terminate certain triple-net leases and management agreements in conjunction with the November 2017 Brookdale transaction. For the three months and year ended December 31, 2016, primarily relates to the Spin-Off.

(3)
For the three months ended December 31, 2017, represents to the impairment on our Tandem Health Care mezzanine loan ("Tandem Mezzanine Loan"). For the year ended December 31, 2017, relates to $144 million of impairments on our Tandem Mezzanine Loan throughout 2017, net of a $51 million impairment recovery upon the sale of our Four Seasons Notes in the first quarter of 2017.

(4)
For the year ended December 31, 2017, primarily relates to the departure of our former Executive Vice President and Chief Accounting Officer. For the year ended December 31, 2016, primarily relates to the departure of our former President and Chief Executive Officer.

(5)
For the year ended December 31, 2017, represents the premium associated with the prepayment of $500 million of senior unsecured notes. For the three months and year ended December 31, 2016, represents penalties of $46 million from the prepayment of $1.1 billion of senior unsecured notes and $108 million of mortgage debt using proceeds from the Spin-Off.

(6)
For the three months ended December 31, 2017, primarily relates to a legal settlement. For the year ended December 31, 2017, relates to costs from securities class action litigation and a legal settlement. For the three months and year ended December 31, 2016, primarily relates to costs from securities class action litigation. See Note 3 in the Consolidated Financial Statements for the year ended December 31, 2017 included in the Company’s Annual Report on Form 10-K filed with the SEC for additional information.

(7)	Represents the remeasurement of deferred tax assets and liabilities as a result of the Tax Cuts and Jobs Act that was signed into legislation on December 22, 2017.

(8)
Represents FFO as adjusted excluding FFO as adjusted from QCP and interest expense related to debt repaid using proceeds from the Spin-Off, assuming these transactions occurred at the beginning of the earliest period presented. Comparable FFO as adjusted allows management to evaluate the performance of our remaining real estate portfolio following the completion of the Spin-Off.

(9)
Excludes $0.7 million related to the acceleration of deferred compensation for restricted stock units that vested upon the departure of our former Executive Vice President and Chief Accounting Officer, which is included in the severance and related charges for the year ended December 31, 2017. Excludes $7 million related to the acceleration of deferred compensation for restricted stock units that vested upon the departure of our former President and Chief Executive Officer, which is included in severance and related charges for the year ended December 31, 2016.

(10)	Includes our share of recurring capital expenditures, leasing costs, and tenant and capital improvements from unconsolidated joint ventures.

(11)	Represents our 49% share of non-refundable entrance fees as the fees are collected by our CCRC JV, net of reserves and CCRC JV entrance fee amortization.

(12)
Excludes $17 million of deferred tax expenses, which is included in tax rate legislation impact for the three months and year ended December 31, 2017. Additionally, the year ended December 31, 2017, excludes $1 million of deferred tax benefit from the casualty-related charges, which is included in casualty-related charges (recoveries), net.

8

Reconciliations
Dollars in thousands

HCP's Share of Unconsolidated Joint Venture FFO, FFO as Adjusted and FAD
For the three months ended December 31, 2017

		SHOP
	Total	CCRC JV	RIDEA II JV	Remaining SHOP JVs	Life Science	Medical Office	Other
HCP's Share of Unconsolidated JVs:
Equity income (loss) from unconsolidated joint ventures (net income)	$6,330	$(2,600)	$6,752	$3	$752	$(263)	$1,686
Real estate related depreciation and amortization	12,347	11,126	(1,206)	916	810	633	68
Loss (gain) on sales of real estate, net	(1,430)	—	—	—	—	—	(1,430)
FFO	$17,247	$8,526	$5,546	$919	$1,562	$370	$324
Casualty-related charges (recoveries), net	119	103	3	13	—	—	—
FFO as adjusted	$17,366	$8,629	$5,549	$932	$1,562	$370	$324
FAD adjustments	2,657	5,073	(1,322)	(64)	(716)	(316)	2
FAD	$20,023	$13,702	$4,227	$868	$846	$54	$326

9

Reconciliations
In thousands, except per share data

Projected Future Operations(1)

	Full Year 2018
	Low	High
Diluted earnings per common share	$0.79	$0.85
Real estate related depreciation and amortization	1.05	1.05
Real estate related depreciation and amortization on joint ventures	0.11	0.11
Other depreciation and amortization	0.01	0.01
Gain on sales of real estate, net	(0.23)	(0.23)
Diluted FFO per common share	$1.73	$1.79
Transaction-related items	0.02	0.02
Severance and related charges(2)	0.02	0.02
Diluted FFO as adjusted per common share	$1.77	$1.83
 ______________________________________

(1)
The foregoing projections reflect management’s view as of February 13, 2018 of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, development items, and the earnings impact of the events referenced in the Company’s earnings press release for the quarter ended December 31, 2017 that was issued on February 13, 2018. Additionally, these projections do not reflect the impact of unannounced future transactions, except as described herein, other impairments or recoveries, the future bankruptcy or insolvency of the Company’s operators, lessees, borrowers or other obligors, the effect of any future restructuring of its contractual relationships with such entities, gains or losses on marketable securities, ineffectiveness related to our cash flow hedges, or larger than expected litigation settlements and related expenses related to existing or future litigation matters. The Company’s actual results may differ materially from the projections set forth above. The aforementioned ranges represent management’s best estimates based upon the underlying assumptions as of February 13, 2018. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

(2)	Related to the previously announced departure of our Executive Chairman, effective March 1, 2018.

HCP's Share of Unconsolidated Joint Venture FFO and Total Cash NOI

	Full Year 2018
	Low	High
HCP’s share of unconsolidated JVs:
Equity income (loss) from unconsolidated joint ventures (net income)	$(4,000)	$2,000
Real estate related depreciation and amortization	59,000	61,000
FFO	$55,000	$63,000
Adjustments to FFO(1)	7,000	7,000
Total NOI	$62,000	$70,000
Non-cash adjustments to NOI(2)	14,000	14,000
Total Cash NOI	$76,000	$84,000
 ______________________________________

(1)	Includes interest expense and general and administrative expense.

(2)	Includes our 49% share of non-refundable entrance fees as the fees are collected by our CCRC JV, net of reserves and CCRC JV entrance fee amortization.

10

Reconciliations
In millions

Projected SPP Cash NOI(1) (2)
For the projected full year 2018 (low)

	Senior Housing Triple-Net	SHOP	Life Science	Medical Office	Other	Total
Cash NOI	$268	$146	$292	$307	$85	$1,098
Interest income	—	—	—	—	9	9
Cash NOI plus interest income	268	146	292	307	94	1,106
Interest income	—	—	—	—	(9)	(9)
Non-cash adjustments to cash NOI(3)	(3)	3	8	3	3	15
NOI	266	148	300	311	89	1,113
Non-SPP NOI	(26)	(44)	(65)	(42)	(8)	(184)
SPP NOI	240	105	235	269	81	928
Adjustments to SPP NOI(3)	4	(1)	3	—	(3)	4
SPP Cash NOI	$244	$104	$238	$268	$78	932
Addback adjustments(4)						181
Other income and expenses(5)						127
Costs and expenses(6)						(857)
Net Income						$383

For the projected full year 2018 (high)

	Senior Housing Triple-Net	SHOP	Life Science	Medical Office	Other	Total
Cash NOI	$271	$152	$294	$310	$86	$1,115
Interest income	—	—	—	—	11	11
Cash NOI plus interest income	271	152	294	310	97	1,126
Interest income	—	—	—	—	(11)	(11)
Non-cash adjustments to cash NOI(3)	(3)	2	9	4	3	15
NOI	269	154	303	314	90	1,130
Non-SPP NOI	(27)	(45)	(66)	(42)	(8)	(188)
SPP NOI	242	108	237	272	81	942
Adjustments to SPP NOI(3)	4	—	3	(1)	(3)	4
SPP Cash NOI	$246	$108	$241	$271	$79	946
Addback adjustments(4)						184
Other income and expenses(5)						134
Costs and expenses(6)						(852)
Net Income						$412

11

Reconciliations
In millions

For the year ended December 31, 2017

	Senior Housing Triple-Net	SHOP	Life Science	Medical Office	Other	Total
Cash NOI	$327	$162	$276	$291	$108	$1,164
Interest income	—	—	—	—	56	56
Cash NOI plus interest income	327	162	276	291	164	1,220
Interest income	—	—	—	—	(56)	(56)
Non-cash adjustments to cash NOI(3)	(17)	(33)	5	3	4	(38)
NOI	310	129	281	294	112	1,126
Non-SPP NOI	(73)	(38)	(45)	(29)	(33)	(218)
SPP NOI	237	91	236	265	79	908
Adjustments to SPP NOI(3)	5	17	2	(1)	(1)	22
SPP Cash NOI	$242	$108	$238	$264	$78	930
Addback adjustments(4)						196
Other income and expenses(5)						456
Costs and expenses(6)						(993)
Other impairments (recoveries), net						(166)
Net Income						$423

Projected SPP Cash NOI change for the full year 2018

	Senior Housing Triple-Net	SHOP	Life Science	Medical Office	Other	Total
Low	0.50%	(4.00)%	0.25%	1.75%	0.50%	0.25%
High	1.50%	0.00%	1.25%	2.75%	1.50%	1.75%
 ______________________________________

(1)
The foregoing projections reflect management’s view as of February 13, 2018 of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, development items, and the earnings impact of the events referenced in the Company’s earnings press release for the quarter ended December 31, 2017 that was issued on February 13, 2018. Additionally, these projections do not reflect the impact of unannounced future transactions, except as described herein, other impairments or recoveries, the future bankruptcy or insolvency of the Company’s operators, lessees, borrowers or other obligors, the effect of any future restructuring of its contractual relationships with such entities, gains or losses on marketable securities, ineffectiveness related to our cash flow hedges, or larger than expected litigation settlements and related expenses related to existing or future litigation matters. The Company’s actual results may differ materially from the projections set forth above. The aforementioned ranges represent management’s best estimates based upon the underlying assumptions as of February 13, 2018. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

(2)	Does not foot due to rounding and adjustments made to Total SPP to the high and low ranges reported by segment.

(3)
Represents straight-line rents, DFL non-cash interest, amortization of market lease intangibles, net, the deferral of community fees, net of amortization, management contract termination expense and lease termination fees.

(4)	Represents non-SPP NOI and adjustments to SPP NOI.

(5)	Represents interest income, gain on sales of real estate, net, other income (expense), net, income taxes and equity income (loss) from unconsolidated joint ventures.

(6)	Represents interest expense, depreciation and amortization, general and administrative expenses, transaction costs, and loss on debt extinguishments.

12

Reconciliations
Dollars in thousands

Total Gross Assets and Investment

	December 31, 2017
	Senior Housing Triple-net	SHOP		Life Science	Medical Office	Other	Corporate Non-segment	Total
Consolidated total assets	$3,087,282	$2,880,182		$3,829,334	$3,140,035	$1,166,763	$(15,135)	$14,088,461
Investments in and advances to unconsolidated JVs	—	(721,262)		(65,581)	(12,714)	(1,283)	—	(800,840)
Accumulated depreciation and amortization	721,289	472,362		832,785	1,009,362	207,493	147	3,243,438
Consolidated Gross Assets	$3,808,571	$2,631,282		$4,596,538	$4,136,683	$1,372,973	$(14,988)	$16,531,059
HCP's share of unconsolidated JV gross assets	—	1,419,432		74,935	19,063	8,466	—	1,521,896
Total Gross Assets	$3,808,571	$4,050,714	—	$4,671,473	$4,155,746	$1,381,439	$(14,988)	$18,052,955
Land held for development	—	—		(183,561)	(946)	(3,642)	—	(188,149)
Fully depreciated real estate and intangibles	63,292	24,640		254,279	326,615	9,638	—	678,464
Non-real estate related assets(1)	(257,551)	(258,580)		(165,814)	(160,889)	(68,733)	14,988	(896,579)
Real estate intangible liabilities	(45,227)	(1,003)		(108,789)	(66,863)	(25,513)	—	(247,395)
Investment	$3,569,085	$3,815,771		$4,467,588	$4,253,663	$1,293,189	$—	$17,399,296

Investment by Type:
Wholly-owned	3,569,085	2,609,194		4,379,617	4,236,644	1,285,528	—	16,080,068
HCP's share of unconsolidated JVs	—	1,206,577		87,971	17,019	7,661	—	1,319,228
Investment	$3,569,085	$3,815,771		$4,467,588	$4,253,663	$1,293,189	$—	$17,399,296
______________________________________

(1)
Includes straight-line rent receivables, net of reserves; lease commissions, net of amortization; cash and restricted cash; the value attributable to refundable entrance fee liabilities for the Company’s CCRC JV and other assets.

13

Reconciliations
Dollars in thousands

Total Rental and Operating Revenue

	Three Months Ended
	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017
Senior housing triple-net	$103,129	$100,034	$78,079	$77,220	$58,214
SHOP	186,118	140,228	125,416	126,040	133,789
Life science	88,543	85,321	86,730	90,174	96,592
Medical office	114,398	118,371	119,164	119,847	120,077
Other	30,252	29,883	28,670	28,968	29,324
Consolidated rental and operating revenue	$522,440	$473,837	$438,059	$442,249	$437,996
SHOP	52,167	76,364	81,368	81,936	83,673
Life science	1,971	1,940	2,004	2,031	2,013
Medical office	492	489	496	496	692
Other	394	418	417	421	428
HCP’s share of unconsolidated JVs rental and operating revenue	$55,024	$79,211	$84,285	$84,884	$86,806
Senior housing triple-net	103,129	100,034	78,079	77,220	58,214
SHOP	238,285	216,592	206,784	207,976	217,462
Life science	90,514	87,261	88,734	92,205	98,605
Medical office	114,890	118,860	119,660	120,343	120,769
Other	30,646	30,301	29,087	29,389	29,752
Total rental and operating revenue	$577,464	$553,048	$522,344	$527,133	$524,802
Senior housing triple-net	905	(1,833)	(419)	(613)	19,930
SHOP	4,798	3,607	4,812	5,218	5,496
Life science	(1,489)	(277)	(110)	(770)	(3,272)
Medical office	(1,824)	(1,653)	(1,484)	(1,297)	(1,368)
Other	(1,095)	(1,012)	(864)	(1,283)	(1,284)
Non-cash adjustments to total rental and operating revenues	$1,295	$(1,168)	$1,935	$1,255	$19,502
Senior housing triple-net	104,034	98,201	77,660	76,607	78,144
SHOP	243,083	220,199	211,596	213,194	222,958
Life science	89,025	86,984	88,624	91,435	95,333
Medical office	113,066	117,207	118,176	119,046	119,401
Other	29,551	29,289	28,223	28,106	28,468
Total cash rental and operating revenues	$578,759	$551,880	$524,279	$528,388	$544,304
Senior housing triple-net	(30,147)	(27,198)	(4,244)	(3,698)	(1,984)
SHOP	(96,239)	(70,924)	(63,723)	(65,995)	(74,458)
Life science	(13,463)	(9,927)	(9,293)	(11,223)	(15,472)
Medical office	(13,575)	(16,902)	(16,466)	(16,527)	(17,628)
Other	(1,565)	(695)	181	16	(87)
Non-SPP total cash rental and operating revenues	$(154,989)	$(125,646)	$(93,545)	$(97,427)	$(109,629)
Senior housing triple-net	73,887	71,003	73,416	72,909	76,160
SHOP	146,844	149,275	147,873	147,199	148,500
Life science	75,562	77,057	79,331	80,212	79,861
Medical office	99,491	100,305	101,710	102,519	101,773
Other	27,986	28,594	28,404	28,122	28,381
Total cash rental and operating revenues - SPP	$423,770	$426,234	$430,734	$430,961	$434,675

14

Reconciliations
Dollars in thousands

Total Operating Expenses

	Three Months Ended
	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017
Senior housing triple-net	$1,197	$1,111	$882	$934	$892
SHOP	129,921	94,539	85,866	86,821	129,265
Life science	19,287	17,319	18,744	19,960	21,977
Medical office	43,972	44,864	46,581	46,486	45,266
Other	1,271	1,248	1,090	1,137	1,269
Consolidated operating expenses	$195,648	$159,081	$153,163	$155,338	$198,669
SHOP	41,547	59,527	65,487	65,035	66,761
Life science	429	371	429	433	390
Medical office	143	142	146	143	306
Other	18	19	19	20	18
HCP’s share of unconsolidated JVs operating expenses	$42,137	$60,059	$66,081	$65,631	$67,475
Senior housing triple-net	1,197	1,111	882	934	892
SHOP	171,468	154,066	151,353	151,856	196,026
Life science	19,716	17,690	19,173	20,393	22,367
Medical office	44,115	45,006	46,727	46,629	45,572
Other	1,289	1,267	1,109	1,157	1,287
Total operating expenses	$237,785	$219,140	$219,244	$220,969	$266,144
Senior housing triple-net	7	6	(13)	(13)	(13)
SHOP	—	453	289	667	(34,323)
Life science	(31)	(21)	(19)	(19)	(19)
Medical office	(629)	(684)	(715)	(715)	(759)
Non-cash adjustments to total operating expenses	$(653)	$(246)	$(458)	$(80)	$(35,114)
Senior housing triple-net	1,204	1,117	869	921	879
SHOP	171,468	154,519	151,642	152,523	161,703
Life science	19,685	17,669	19,154	20,374	22,348
Medical office	43,486	44,322	46,012	45,914	44,813
Other	1,289	1,267	1,109	1,157	1,287
Total cash operating expenses	$237,132	$218,894	$218,786	$220,889	$231,030
Senior housing triple-net	(1,415)	(1,002)	(755)	(764)	(761)
SHOP	(67,356)	(48,639)	(43,853)	(45,447)	(52,396)
Life science	(3,613)	(2,710)	(2,631)	(3,093)	(5,023)
Medical office	(7,370)	(7,679)	(8,005)	(7,552)	(7,770)
Other	(52)	(48)	(48)	(48)	(48)
Non-SPP total operating expenses	$(79,806)	$(60,078)	$(55,292)	$(56,904)	$(65,998)
Senior housing triple-net	(211)	115	114	157	118
SHOP	104,112	105,880	107,789	107,076	109,307
Life science	16,072	14,959	16,523	17,281	17,325
Medical office	36,116	36,643	38,007	38,362	37,043
Other	1,237	1,219	1,061	1,109	1,239
Total cash operating expenses - SPP	$157,326	$158,816	$163,494	$163,985	$165,032

15

Reconciliations
Dollars in thousands

EBITDA and Adjusted EBITDA

	Three Months Ended December 31, 2017	Year Ended December 31, 2017
Net income	$(57,924)	$422,634
Interest expense	71,882	307,716
Income tax expense (benefit)	13,297	(1,333)
Depreciation and amortization	136,833	534,726
HCP’s share of unconsolidated JVs:
Interest expense	1,783	6,763
Income tax expense (benefit)	39	172
Depreciation and amortization	12,347	60,058
Other JV adjustments	(74)	(522)
EBITDA	$178,183	$1,330,214

Loss (gain) on sales of real estate, net	(33,789)	(356,641)
HCP’s share of gain on sale of real estate from unconsolidated JVs	(1,430)	(1,430)
Impairments (recoveries) of real estate, net	—	22,590
Transaction-related items	60,100	62,576
Other impairments (recoveries), net	84,374	92,900
Severance and related charges	1,111	5,000
Loss on debt extinguishments	—	54,227
Litigation costs	8,130	15,637
Casualty-related charges (recoveries), net(1)	1,860	12,833
Foreign currency remeasurement losses (gains)	(58)	(1,043)
Adjusted EBITDA	$298,481	$1,236,863
  ______________________________________

(1)	Represents property damage and associated costs, inclusive of the Company’s share from its unconsolidated JVs, offset by insurance receivable.

Adjusted Fixed Charges

	Three Months Ended December 31, 2017	Year Ended December 31, 2017
Interest expense	71,882	307,716
HCP’s share of unconsolidated JV interest expense	1,783	6,763
Capitalized interest	4,330	16,937
Fixed charges	$77,995	$331,416

Adjusted fixed charge coverage	3.8x	3.7x

16

Reconciliations
Dollars in thousands

Total Debt and Net Debt

December 31, 2017
Bank line of credit(1)	$1,017,076
Term loan(2)	228,288
Senior unsecured notes	6,396,451
Mortgage debt	144,486
Other debt	94,165
Consolidated debt	$7,880,466
HCP's share of unconsolidated JV mortgage debt	171,064
HCP's share of unconsolidated JV other debt	180,011
Total Debt	$8,231,541
Cash and cash equivalents	(55,306)
HCP's share of unconsolidated JV cash and cash equivalents	(33,553)
Net Debt	$8,142,682
  ______________________________________

(1)	Includes £105 million translated into U.S. dollars (“USD”).

(2)	Represents £169 million translated into USD.

Financial Leverage

December 31, 2017
Total Debt	$8,231,541
Total Gross Assets	18,052,955
Financial Leverage	45.6%

Secured Debt Ratio

December 31, 2017
Mortgage debt	$144,486
HCP's share of unconsolidated JV mortgage debt	171,064
Secured debt	315,550
Total Gross Assets	18,052,955
Secured Debt Ratio	1.7%

Net Debt to Adjusted EBITDA

	Three Months Ended December 31, 2017		Year Ended December 31, 2017
Net Debt	$8,142,682		$8,142,682
Adjusted EBITDA	1,193,924	(1)	1,236,863
Net Debt to Adjusted EBITDA	6.8x		6.6x
  ______________________________________

(1)	Represents the current quarter Adjusted EBITDA multiplied by a factor of four.

17

Reconciliations
Dollars in thousands

Segment Cash NOI plus Interest Income and Same Property Performance
Total Consolidated

	Three Months Ended
	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017
Net Income (loss)	$61,300	$464,177	$22,101	$(5,720)	$(57,924)
Interest income	(17,510)	(18,331)	(20,869)	(11,774)	(5,263)
Interest expense	103,148	86,718	77,788	71,328	71,882
Depreciation and amortization	146,927	136,554	130,751	130,588	136,833
General and administrative	20,600	22,478	21,286	23,523	21,485
Transaction costs	3,760	1,057	867	580	5,459
Loss (gain) on sales of real estate, net	(45,093)	(317,258)	(412)	(5,182)	(33,789)
Impairments (recoveries), net	—	—	56,682	25,328	84,374
Other expense (income), net	1,410	(51,208)	(71)	10,556	9,303
Loss on debt extinguishments	46,020	—	—	54,227	—
Income tax expense (benefit)	3,372	(6,162)	(2,987)	(5,481)	13,297
Equity loss (income) from unconsolidated JVs	(15,388)	(3,269)	(240)	(1,062)	(6,330)
Discontinued operations	18,246	—	—	—	—
HCP's share of unconsolidated JVs:
Revenues	55,024	79,211	84,285	84,884	86,806
Operating expenses	(42,137)	(60,059)	(66,081)	(65,631)	(67,475)
Total NOI	$339,679	$333,908	$303,100	$306,164	$258,658
Adjustment to Total NOI	1,948	(922)	2,393	1,335	54,616
Total Cash NOI	$341,627	$332,986	$305,493	$307,499	$313,274
Interest income	17,510	18,331	20,869	11,774	5,263
Total Cash NOI plus interest income	$359,137	$351,317	$326,362	$319,273	$318,537
Interest income	(17,510)	(18,331)	(20,869)	(11,774)	(5,263)
Adjustment to Total NOI	(1,948)	922	(2,393)	(1,335)	(54,616)
FX adjustment - GAAP SPP	524	537	293	112	—
Total Non-SPP NOI	(73,849)	(66,954)	(38,452)	(41,066)	(54,613)
Total SPP NOI	$266,354	$267,491	$264,941	$265,210	$204,045
Adjustment to Total SPP NOI	(383)	(557)	2,033	1,663	65,598
FX adjustment - Cash SPP	473	484	266	103	—
Total SPP Cash NOI	$266,444	$267,418	$267,240	$266,976	$269,643

Senior Housing Triple-Net

	Three Months Ended
	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017
Net Income (loss)	$91,688	$340,349	$50,817	$50,093	$37,299
Interest expense	640	627	631	640	620
Depreciation and amortization	34,408	26,411	25,519	25,547	26,343
Loss (gain) on sales of real estate, net	(24,804)	(268,464)	230	6	(6,940)
Total NOI	$101,932	$98,923	$77,197	$76,286	$57,322
Adjustment to Total NOI	898	(1,839)	(406)	(600)	19,943
Total Cash NOI	$102,830	$97,084	$76,791	$75,686	$77,265
Adjustment to Total NOI	(898)	1,839	406	600	(19,943)
Total Non-SPP NOI	(30,150)	(28,829)	(5,798)	(5,172)	(15,705)
Total SPP NOI	$71,782	$70,094	$71,399	$71,114	$41,617
Adjustment to Total SPP NOI	2,316	794	1,903	1,638	34,425
Total SPP Cash NOI	$74,098	$70,888	$73,302	$72,752	$76,042

18

Reconciliations
Dollars in thousands

SHOP

	Three Months Ended
	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017
Net Income (loss)	$32,967	$17,094	$12,672	$18,337	$(2,447)
Interest expense	5,928	4,596	1,166	933	970
Depreciation and amortization	30,680	26,358	24,415	24,884	27,505
Loss (gain) on sales of real estate, net	(675)	(366)	232	(5,180)	(17,354)
Equity loss (income) from unconsolidated JVs	(12,703)	(1,993)	1,065	245	(4,150)
HCP's share of unconsolidated JVs:
Revenues	52,167	76,364	81,368	81,936	83,673
Operating expenses	(41,547)	(59,527)	(65,487)	(65,035)	(66,761)
Total NOI	$66,817	$62,526	$55,431	$56,120	$21,436
Adjustment to Total NOI	4,798	3,154	4,523	4,551	39,819
Total Cash NOI	$71,615	$65,680	$59,954	$60,671	$61,255
Adjustment to Total NOI	(4,798)	(3,154)	(4,523)	(4,551)	(39,819)
Total Non-SPP NOI	(23,986)	(18,837)	(15,401)	(16,020)	(15,110)
Total SPP NOI	$42,831	$43,689	$40,030	$40,100	$6,326
Adjustment to Total SPP NOI	(99)	(294)	54	23	32,867
Total SPP Cash NOI	$42,732	$43,395	$40,084	$40,123	$39,193

Life Science

	Three Months Ended
	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017
Net Income (loss)	$55,892	$79,510	$38,929	$40,073	$51,571
Interest expense	453	104	96	87	85
Depreciation and amortization	33,189	33,791	31,004	30,851	33,215
Loss (gain) on sales of real estate, net	(19,614)	(44,633)	(1,280)	(8)	(9,501)
Equity loss (income) from unconsolidated JVs	(664)	(770)	(763)	(789)	(755)
HCP's share of unconsolidated JVs:
Revenues	1,971	1,940	2,004	2,031	2,013
Operating expenses	(429)	(371)	(429)	(433)	(390)
Total NOI	$70,798	$69,571	$69,561	$71,812	$76,238
Adjustment to Total NOI	(1,458)	(256)	(91)	(751)	(3,253)
Total Cash NOI	$69,340	$69,315	$69,470	$71,061	$72,985
Adjustment to Total NOI	1,458	256	91	751	3,253
Total Non-SPP NOI	(10,707)	(7,912)	(7,559)	(9,690)	(12,740)
Total SPP NOI	$60,091	$61,659	$62,002	$62,122	$63,498
Adjustment to Total SPP NOI	(601)	439	806	809	(962)
Total SPP Cash NOI	$59,490	$62,098	$62,808	$62,931	$62,536

19

Reconciliations
Dollars in thousands

Medical Office

	Three Months Ended
	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017
Net Income (loss)	$29,880	$30,918	$29,865	$31,462	$31,885
Interest expense	995	129	127	126	124
Depreciation and amortization	41,360	42,729	42,488	42,047	42,534
Loss (gain) on sales of real estate, net	—	—	406	—	6
Equity loss (income) from unconsolidated JVs	(1,809)	(269)	(303)	(274)	262
HCP's share of unconsolidated JVs:
Revenues	492	489	496	496	692
Operating expenses	(143)	(142)	(146)	(143)	(306)
Total NOI	$70,775	$73,854	$72,933	$73,714	$75,197
Adjustment to Total NOI	(1,195)	(969)	(769)	(582)	(609)
Total Cash NOI	$69,580	$72,885	$72,164	$73,132	$74,588
Adjustment to Total NOI	1,195	969	769	582	609
Total Non-SPP NOI	(7,018)	(10,245)	(9,659)	(10,147)	(11,019)
Total SPP NOI	$63,757	$63,609	$63,274	$63,567	$64,178
Adjustment to Total SPP NOI	(382)	53	429	590	552
Total SPP Cash NOI	$63,375	$63,662	$63,703	$64,157	$64,730

Other

	Three Months Ended
	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017
Net Income (loss)	$37,329	$41,736	$(16,500)	$6,644	$(57,293)
Interest income	(17,510)	(18,331)	(20,869)	(11,774)	(5,263)
Interest expense	2,084	1,997	1,181	618	688
Depreciation and amortization	7,290	7,265	7,325	7,259	7,236
Impairments (recoveries), net	—	—	56,682	25,328	84,374
Loss (gain) on sales of real estate, net	—	(3,795)	—	—	—
Equity loss (income) from unconsolidated JVs	(212)	(237)	(239)	(244)	(1,687)
HCP's share of unconsolidated JVs:
Revenues	394	418	417	421	428
Operating expenses	(18)	(19)	(19)	(20)	(18)
Total NOI	$29,357	$29,034	$27,978	$28,232	$28,465
Adjustment to Total NOI	(1,095)	(1,012)	(864)	(1,283)	(1,284)
Total Cash NOI	$28,262	$28,022	$27,114	$26,949	$27,181
Interest income	17,510	18,331	20,869	11,774	5,263
Total Cash NOI plus interest income	$45,772	$46,353	$47,983	$38,723	$32,444
Interest income	(17,510)	(18,331)	(20,869)	(11,774)	(5,263)
Adjustment to Total NOI	1,095	1,012	864	1,283	1,284
FX adjustment - GAAP SPP	524	537	293	112	—
Total Non-SPP NOI	(1,988)	(1,131)	(35)	(37)	(39)
Total SPP NOI	$27,893	$28,440	$28,236	$28,307	$28,426
Adjustment to Total SPP NOI	(1,617)	(1,549)	(1,159)	(1,397)	(1,284)
FX adjustment - Cash SPP	473	484	266	103	—
Total SPP Cash NOI	$26,749	$27,375	$27,343	$27,013	$27,142

20

Reconciliations
Dollars in thousands

Corporate Non-Segment

	Three Months Ended
	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017
Net Income (loss)	$(186,456)	$(45,430)	$(93,682)	$(152,329)	$(118,939)
Interest expense	93,048	79,265	74,587	68,924	69,395
General and administrative	20,600	22,478	21,286	23,523	21,485
Transaction costs	3,760	1,057	867	580	5,459
Other expense (income), net	1,410	(51,208)	(71)	10,556	9,303
Loss on debt extinguishments	46,020	—	—	54,227	—
Income tax expense (benefit)	3,372	(6,162)	(2,987)	(5,481)	13,297
Discontinued operations	18,246	—	—	—	—
Total NOI	$—	$—	$—	$—	$—

Pro forma Total Cash NOI and Interest Income

	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total
Total Cash NOI and Interest Income(1)	$77,265	$61,255	$72,985	$74,588	$32,444	$318,537
Pro forma Adjustments:
Asset sales and triple-net transitions to SHOP(2)	(14,065)	(4,789)	—	—	—	(18,854)
Other pro forma adjustments(3)	—	(4,721)	(4,463)	1,379	(11,535)	(19,340)
Pro forma Total Cash NOI and Interest Income	$63,200	$51,745	$68,522	$75,967	$20,909	$280,343
  ______________________________________

(1)	See page 17 of this document for a reconciliation of Total Cash NOI and interest income to net income.

(2)
Includes pro forma adjustments to reflect asset sales and asset transitions from senior housing triple-net to SHOP in connection with the master transactions and cooperation agreement with Brookdale and certain other previously announced sales.

(3)
Includes pro forma adjustments to reflect acquisitions and dispositions as if they occurred on the first day of the quarter and the sale of the following: (i) our remaining 40% interest in the RIDEA II JV; (ii) our UK holdings and (iii) four life science properties that are held for sale.

21

Reconciliations
Dollars in thousands

Segment Cash NOI Same Property Performance
For the year ended December 31, 2017

	Senior Housing Triple-Net	SHOP	Life Science	Medical Office	Other	Corporate Non-segment	Total
Net Income (loss)	$461,149	$35,385	$197,494	$133,056	$56,823	$(461,273)	$422,634
Interest income	—	—	—	—	(56,237)	—	(56,237)
Interest expense	2,518	7,920	373	506	4,230	292,169	307,716
Depreciation and amortization	103,820	103,162	128,864	169,795	29,085	—	534,726
General and administrative	—	—	—	—	—	88,772	88,772
Transaction costs	—	—	—	—	—	7,963	7,963
Impairments (recoveries), net	22,590	—	—	—	143,794	—	166,384
Loss (gain) on sales of real estate, net	(280,349)	(17,485)	(45,916)	(9,095)	(3,796)	—	(356,641)
Loss on debt extinguishments	—	—	—	—	—	54,227	54,227
Other expense (income), net	—	—	—	—	(50,895)	19,475	(31,420)
Income tax expense (benefit)	—	—	—	—	—	(1,333)	(1,333)
Equity loss (income) from unconsolidated JVs	—	—	—	—	(10,901)	—	(10,901)
HCP's share of unconsolidated JVs:
Revenues	—	323,341	7,990	2,173	1,682	—	335,186
Operating expenses	—	(256,810)	(1,623)	(737)	(76)	—	(259,246)
Total NOI	$309,728	$195,513	$287,182	$295,698	$113,709	$—	$1,201,830
Adjustment to Total NOI	17,098	52,047	(4,351)	(2,929)	(4,443)	—	57,422
Total Cash NOI	$326,826	$247,560	$282,831	$292,769	$109,266	$—	$1,259,252
Adjustment to Total NOI	(17,098)	(52,047)	4,351	2,929	4,443	—	(57,422)
FX adjustment - GAAP SPP	—	—	—	—	—	—	—
Non-Total SPP NOI	(60,876)	(85,007)	(39,686)	(43,970)	(2,478)	—	(232,017)
Total SPP NOI	$248,852	$110,506	$247,496	$251,728	$111,231	$—	$969,813
Adjustment to Total SPP NOI	38,760	32,810	2,598	2,162	(4,446)	—	71,884
FX adjustment - Cash SPP	—	—	—	—	—	—	—
Total SPP Cash NOI	$287,612	$143,316	$250,094	$253,890	$106,785	$—	$1,041,697

22

Reconciliations
Dollars in thousands

For the year ended December 31, 2016

	Senior Housing Triple-Net	SHOP	Life Science	Medical Office	Other	Corporate Non-segment	Total
Net Income (loss)	$319,507	$68,076	$201,915	$113,241	$239,457	$(302,270)	$639,926
Interest income	—	—	—	—	(88,808)	—	(88,808)
Interest expense	9,499	29,745	2,357	5,895	9,153	407,754	464,403
Depreciation and amortization	136,146	108,806	130,829	161,790	30,537	—	568,108
General and administrative	—	—	—	—	—	103,611	103,611
Transaction costs	—	—	—	—	—	9,821	9,821
Loss (gain) on sales of real estate, net	(48,744)	(675)	(49,042)	(8,333)	(57,904)	—	(164,698)
Loss on debt extinguishments	—	—	—	—	—	46,020	46,020
Other expense (income), net	—	—	—	—	—	(3,654)	(3,654)
Income tax expense (benefit)	—	—	—	—	—	4,473	4,473
Equity loss (income) from unconsolidated JVs	—	—	—	—	(11,360)	—	(11,360)
Discontinued operations	—	—	—	—	—	(265,755)	(265,755)
HCP's share of unconsolidated JVs:
Revenues	—	204,591	7,599	1,996	1,618	—	215,804
Operating expenses	—	(166,791)	(1,601)	(595)	(48)	—	(169,035)
Total NOI	$416,408	$243,752	$292,057	$273,994	$122,645	$—	$1,348,856
Adjustment to Total NOI	(7,566)	20,076	(3,003)	(3,557)	(3,019)	—	2,931
Total Cash NOI	$408,842	$263,828	$289,054	$270,437	$119,626	$—	$1,351,787
Adjustment to Total NOI	7,566	(20,076)	3,003	3,557	3,019	—	(2,931)
FX adjustment - GAAP SPP	—	—	—	—	(1,586)	—	(1,586)
Non-Total SPP NOI	(142,621)	(99,578)	(52,373)	(26,847)	(12,434)	—	(333,853)
Total SPP NOI	$273,787	$144,174	$239,684	$247,147	$108,625	$—	$1,013,417
Adjustment to Total SPP NOI	(1,374)	(1,205)	290	(543)	(4,481)	—	(7,313)
FX adjustment - Cash SPP	—	—	—	—	1,402	—	1,402
Total SPP Cash NOI	$272,413	$142,969	$239,974	$246,604	$105,546	$—	$1,007,506

23

Reconciliations
Dollars in thousands

Brookdale Transaction Summary (Non-Cash NOI Impact)(1)
For the three months ended December 31, 2017

	Senior Housing Triple-net	SHOP		Life Science	Medical Office	Other	Total
Total NOI	$57,322	$21,436		$76,238	$75,197	$28,465	$258,658
Revenue reduction related to triple-net lease terminations(2)	19,723	—		—	—	—	19,723
Operating expense related to management contract terminations	—	34,918		—	—	—	34,918
Total NOI excluding non-cash impact of Brookdale Transaction	$77,045	$56,354		$76,238	$75,197	$28,465	$313,299

Total SPP NOI	$41,617	$6,326		$63,498	$64,178	$28,426	$204,045
Revenue reduction related to triple-net lease terminations(2)	33,419	—		—	—	—	33,419
Operating expense related to management contract terminations	—	32,999		—	—	—	32,999
Total SPP NOI excluding non-cash impact of Brookdale Transaction	$75,036	$39,325		$63,498	$64,178	$28,426	$270,463

Total SPP NOI for three months ended December 31, 2016	$71,782	$42,831		$60,091	$63,757	$27,893	$266,354
Three-month year-over-year Total SPP NOI growth excluding the Brookdale Transaction	4.5%	(8.2)%	(3)	5.7%	0.7%	1.9%	1.5%
For the year ended December 31, 2017

	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total
Total NOI	$309,728	$195,513	$287,182	$295,698	$113,709	$1,201,830
Revenue reduction related to triple-net lease terminations(2)	19,723	—	—	—	—	19,723
Operating expense related to management contract terminations	—	34,918	—	—	—	34,918
Total NOI excluding non-cash impact of Brookdale Transaction	$329,451	$230,431	$287,182	$295,698	$113,709	$1,256,471

Total SPP NOI	$248,852	$110,506	$247,496	$251,728	$111,231	$969,813
Revenue reduction related to triple-net lease terminations(2)	33,419	—	—	—	—	33,419
Operating expense related to management contract terminations	—	32,999	—	—	—	32,999
Total SPP NOI excluding non-cash impact of Brookdale Transaction	$282,271	$143,505	$247,496	$251,728	$111,231	$1,036,231

Total SPP NOI for twelve months ended December 31, 2016	$273,787	$144,174	$239,684	$247,147	$108,625	$1,013,417
Twelve-month year-over-year Total SPP NOI growth excluding the Brookdale Transaction	3.1%	(0.5)%	3.3%	1.9%	2.4%	2.3%
  ______________________________________

(1)
The Brookdale Transaction refers to the previously announced master transactions and cooperation agreement with Brookdale entered into November 1, 2017. In connection with the agreement, 2017 Total NOI and Total SPP NOI include net non-cash charges related to the right to terminate certain triple-net leases and management agreements. A summary of the impact of these non-cash charges is presented in the table above.

(2)
Represents the net revenue reduction from the write-off of lease-related intangibles assets, partially offset by the value associated with the right to terminate certain triple-net leases. The Total NOI triple-net lease termination impact differs from the Total SPP NOI impact due to the lease termination value attributed to two assets that are held for sale and, therefore, not included in SPP.

(3)
The fourth quarter 2017 SHOP Total SPP NOI growth rate was impacted by: (i) outsized volume purchase rebates recorded in the fourth quarter of 2016 (3.0%); (ii) a portfolio of recently acquired and transitioned assets entering the SPP pool in fourth quarter 2017 prior to reaching stabilized occupancy (2.8%); (iii) an increase in sales and marketing expenses in fourth quarter 2017 to catch up from lower spend during the first half of 2017 and to better position the portfolio for 2018 (2.3%); and (iv) under-accrual by an operator of a utility bill which was provisioned for in fourth quarter 2017 (1.0%). Adjusting for these items, normalized fourth quarter 2017 SHOP Total SPP NOI growth would be 0.9%.

24

Reconciliations
In thousands, except per month data

REVPOR SHOP

	Three months ended
	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017
REVPOR SHOP
Rental and operating revenues	$186,118	$140,228	$125,416	$126,040	$133,789
HCP share of unconsolidated JV rental and operating revenues	52,167	76,364	81,368	81,936	83,673
Total Rental and Operating Revenues	$238,285	$216,592	$206,784	$207,976	$217,462
Adjustments to Total Rental and Operating Revenues	4,798	3,607	4,812	5,218	5,496
Total cash rental and operating revenues	$243,083	$220,199	$211,596	$213,194	$222,958
Other adjustments to REVPOR SHOP(1)	(7,042)	(10,650)	(2,363)	(4,137)	(11,554)
Total REVPOR SHOP revenues	$236,041	$209,549	$209,233	$209,057	$211,404

Average occupied units/month(2)	17,720	15,545	15,375	15,323	15,326
Total REVPOR SHOP per month(3)	$4,440	$4,493	$4,536	$4,548	$4,598

SPP REVPOR SHOP
Total REVPOR revenues	$236,041	$209,549	$209,233	$209,057	$211,404
Sale of interest in RIDEA II portfolio(4)	(40,321)	—	—	—	—
Entrance fees, net of reserves(5)	(7,574)	(6,760)	(7,992)	(8,372)	(10,242)
Change in reporting structure(6)	(31,542)	(40,569)	(40,380)	(42,026)	(46,377)
Other non-Total SPP cash rental and operating revenues	(9,760)	(12,945)	(12,988)	(11,460)	(6,285)
Total SPP REVPOR SHOP revenues	$146,844	$149,275	$147,873	$147,199	$148,500

SPP average occupied units/month(2)	12,031	11,934	11,772	11,704	11,810
Total SPP REVPOR SHOP per month(3)	$4,069	$4,169	$4,187	$4,192	$4,191
 ______________________________________

(1)
Includes revenue for newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant period, assets in redevelopment, and assets that experienced a casualty event that significantly impacted operations.

(2)	Includes HCP's pro rata share of average occupied units held in the Company's unconsolidated JVs.

(3)	Represents the current quarter REVPOR divided by a factor of three.

(4)	Revenues have been recast to reflect our retained 40% equity interest in RIDEA II resulting from the deconsolidation of RIDEA II during the first quarter of 2017.

(5)	Represents our 49% share of non-refundable entrance fees as the fees are collected from our CCRC JV, net of a reserve for statutory refunds due to early terminations.

(6)	Represents revenues for assets that transitioned from senior housing triple-net to SHOP during the year-over-year comparison period.

25